                           SUBJECT TO NEGOTIATION


                                   DRAFT
                                                                     Exhibit 1.1
                                                                    Draft 7/2/99

                       __________________________ Shares

                              CHEMDEX CORPORATION

                                  Common Stock
                         par value $_________ per share



                             UNDERWRITING AGREEMENT



July ___, 1999

                                                                  July ___, 1999

Morgan Stanley & Co. Incorporated
BancBoston Robertson Stephens Inc.
Volpe Brown Whelan & Company, LLC
 as representatives of the several Underwriters named in Schedule I hereto
c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York 10036

Ladies and Gentlemen:

     Chemdex Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of ____________ shares of its common stock, par value $____ per share (the "Firm Shares").

     The Company also proposes to issue and sell to the several Underwriters not more than an additional ________________ shares of its common stock, par value $____ per share (the "Additional Shares"), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $____ per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement." The prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register a portion of the Shares pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve a portion of the Shares to be purchased by it under this agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day after the day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

        (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

        (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

        (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

       (d) The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.


       (e) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in the Prospectus.

        (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

        (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock of the Company, and options and other rights to acquire capital stock of the Company, have been issued in compliance with the registration and prospectus delivery requirements and qualification provisions of all applicable securities laws, and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

        (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or other similar rights.

        (i) This Agreement has been duly authorized, executed and delivered by the Company.

        (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company, or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

        (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

        (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
(ii) the Company has not purchased any of its outstanding capital stock other than the repurchase of shares of its capital stock in connection with employee terminations, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in the Prospectus.

        (m) There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

        (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

        (o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

        (p) There is no owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement or the sale of any shares of capital stock of the Company thereunder.

        (q) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, except as described in the Prospectus.

        (r) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

        (s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could, singly or in the aggregate, have a material adverse effect on the Company.

        (t) The Company owns or possesses adequate licenses or other rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, and technology necessary to conduct its business in the manner described in the Prospectus, the Company is not obligated to pay any material royalty, grant a material license, or provide other material consideration to any third party in connection with its patents, copyrights, trademarks, service marks, trade names, or technology other than as disclosed in the Prospectus, and, except as disclosed in the Prospectus, the Company has not received any notice of infringement or conflict with (and the Company knows of no infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how which could result in any material adverse effect upon the Company and, except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company referred to in the Prospectus do not, to the best knowledge of the Company, infringe or conflict with any right or valid and enforceable patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company which could have a material adverse effect on the Company. Except as described in the Prospectus, no third party, including any academic or governmental organization, possesses rights to the Company's patents, copyrights, trademarks, service marks, trade names, or technology which, if exercised, could enable such third party to develop products which compete with those of the Company in a manner which could have a material adverse effect on the Company or a material adverse effect on the ability of the Company to conduct its business in the manner described in the Prospectus.

        (u) The Company possesses all consents, approvals, orders, certificates, authorizations and permits issued by, and has made all declarations and filings with, all appropriate federal, state or foreign governmental or regulatory authorities and all courts and other tribunals necessary to conduct its business and to own, lease, license and use its properties in the manner described in the Prospectus, and the Company has not received any notice of proceedings relating to the revocation or modification of any such consent, appeal, order, certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, or failure to obtain or file, would have a material adverse effect on the Company, except as described in the Prospectus.

        (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (w) No material labor dispute with the employees of the Company exists, except as described in the Prospectus, or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company.


        (x) All outstanding shares of Common Stock, and all shares of Common Stock, par value $_____ per share, of the Company issuable upon the conversion, exercise or exchange of all outstanding securities convertible into or exercisable or exchangeable for shares of Common Stock, including, without limitation, outstanding options issued under the Company's 1998 Stock Plan, are subject to valid, binding and enforceable agreements (collectively, the "Lock-up Agreements") that restrict the holders thereof from (1) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right, or warrant for the purchase of, or otherwise transferring or disposing of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) entering into any swap or similar agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock prior to the expiration of 180 days after the date of the Prospectus, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, otherwise than (i) the sale of any Shares to the Underwriters pursuant to this Underwriting Agreement, (ii) transactions relating to shares of Common Stock or other securiteis acquired in open market transactions after the completion of the Public Ofering, or (iii) with the prior written consent of Morgan Stanley and further that such holders will not make any demand for or exercise any right with respect to the registration of any shares of Common Stock, or any security convertible into or exercisable or exchangeable for Common Stock, prior to the expiration of 180 days after the date of the Prospectus.

        (y) As of the date the Registration Statement becomes effective, the Common Stock will be authorized for quotation on the Nasdaq National Market upon official notice of issuance.

        (z) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

        (aa) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

        (bb) (i) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

        (cc) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of Directed Shares in any jurisdiction where the Directed Shares are being offered.

        (dd) The Company has reviewed its operations and the operations of any third parties with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company will be effected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the Company. The "Year 2000 Problem" as used herein means any significant risk that the computer hardware or software used in the receipt, transmission, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedule I hereto opposite the name of such Underwriter at $___________ a share (the "Purchase Price").

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to issue and sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to
____________________ Additional Shares at the Purchase Price.   If you, on
behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or similar arrangement that transfers to another, in whole or in part, the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (i) the Shares to be sold hereunder and as otherwise disclosed in the Prospectus,
(ii) any shares of Common Stock sold by the Company upon the exercise of an option or warrant or other right to acquire shares of capital stock of the Company or the conversion of a security outstanding on the date hereof described in the Prospectus, (iii) any options or other rights to purchase or acquire any shares of Common Stock or any shares of Common Stock issuable upon exercise of such options or other rights granted in connection with any compensatory arrangement with a director, officer, employee, consultant or advisor, so long as such person is otherwise subject to a Lock-Up Agreement, or (iv) any shares of Common Stock or other right to acquire shares of capital stock of the Company issued pursuant to equipment or lease financing activities entered into in the ordinary course of the Company's business, so long as each person or entity acquiring shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock is otherwise subject to a Lock-Up Agreement.

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $_______ per share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $_____ per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_______ per share, to any Underwriter or to certain other dealers.

     4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters, at 7:00 a.m., California time, on June ____, 1999, or at such other time on the same or such other date, not later than June ___, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters, at 7:00 a.m., California time, on the date specified in the notice described in
Section 2 hereof, or at such other time on the same or on such other date, in any event not later than _______________, 1999 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.

     5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

     The several obligations of the Underwriters hereunder are subject to the following further conditions:

        (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

            (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, and

            (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, to the effect set forth in
Section 5 (a)(i) above, and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

        (c) The Underwriters shall have received on the Closing Date an opinion of Venture Law Group, a Professional Corporation, outside counsel for the Company, dated the Closing Date, to the effect that

            (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company;

        (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

        (iii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

        (iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or other similar rights;

        (v) the Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares;

        (vi) this Agreement has been duly authorized, executed and delivered by the Company;

        (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to the best knowledge of such counsel, any agreement or other instrument binding upon the Company that is material to the Company, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

        (viii) the statements (1) in the Prospectus, (a) in the first and fifth sentences, including the three bullet points, of the first paragraph; the second paragraph; the first sentence of the third paragraph; and the last paragraph under the caption "Business--Strategic Relationship with VWR," (b) in the second, fourth, fifth, and sixth sentences of the paragraphs under the caption "Business --Relationship with BIO," (c) under the caption "Management," (d) under the caption "Certain Transactions," (e) under the caption "Description of Capital Stock," and (f) under the caption "Shares Eligible for Future Sale" and (2) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, do not contain any mistatements with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

        (ix) after due inquiry, such counsel does not know of any legal, regulatory or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

        (x) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

        (xi) to the knowledge of such counsel, there is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement or the sale of any shares of capital stock of the Company thereunder;

        (xii) to the knowledge of such counsel: (1) the Registration
Statement has become effective under the Securities Act, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act, and nothing has come to such counsel's attention to lead it to believe that such proceedings are contemplated; and
(2) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b);

        (xiii) the Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation on the Nasdaq National Market; and

        (xiv) Such counsel shall also state that (1) they believe the Registration Statement and the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (2) such counsel has no reason to believe that (except for financial statements and schedules and other financial or statistical data included therein, as to which such counsel need not express any opinion) the Registration Statement and the prospectus included therein as of time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (3) such counsel has no reason to believe that (except for financial statements and schedules and other financial or statistical data included therein, as to which such counsel need not express any opinion) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (d) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iv), 5(c)(vi) and 5(c)(viii) (but only as to the statements in the Prospectus under "Description of Capital Stock"), stating that such counsel has read the first four paragraphs and the sixth paragraph of the portion of the Registration Statement and the Prospectus entitled "Underwriters" (the "Underwriter Portion"), and 5(c)(xiv).

          With respect to Section 5(c)(xiv) above, Venture Law Group, a Professional Corporation, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification, except as specified.

        (e) You shall have received on the Closing Date an opinion of Heller Ehrman White & McAuliffe, a Partnership of Professional Corporations, special regulatory counsel to the Company, dated the Closing Date, to the effect that:

            (i) in connection with this offering, such counsel represents the Company with respect to regulatory matters;

            (ii) such counsel has read the portions of the Registration Statement and the Prospectus entitled "Risk Factors -- We are subject to government regulation that exposes us to potential liability and negative publicity," "Risk Factors -- We may be exposed to product liability claims" and "Business -- Government Regulation" (the "Regulatory Portion"), and in such counsel's opinion, the descriptions of the laws, rules and regulations set forth in the Regulatory Portion are fair and accurate summaries of such laws, rules and regulations; and

            (iii) nothing has come to such counsel's attention that leads it to believe that the statements contained in the Regulatory Portion of the Registration Statement or the Prospectus at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, at the Closing Date, the information contained in the Regulatory Portion of the Prospectus or any amendment or supplement to the Regulatory Portion of the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The opinion of Venture Law Group, a Professional Corporation, described in Section 5(c) above and the opinion of Heller Ehrman White & McAuliffe, a Partnership of Professional Corporations described in Section 5(e) above, shall each be rendered to the Underwriters at the request of the Company and shall so state therein.

        (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (g) The Lock-up Agreements between the Underwriters and certain stockholders, officers and directors of the Company relating to sales of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, delivered to Morgan Stanley on or before the date hereof, shall be in full force and effect on the Closing Date.

        (h) The shares of Common Stock of the Company shall have received approval for listing, upon official notice of issuance, on the Nasdaq National Market.

        (i) The Company shall have complied with the provisions of paragraph
(a) of Section 6 hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement in such quantities as you may reasonably request.

        (j) The Company shall have delivered all other certificates as may be reasonably requested by Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares, other matters related to the issuance of the Additional Shares and an opinion or opinions of Venture Law Group, a Professional Corporation, and Heller Ehrman White & McAuliffe, a Partnership of Professional Corporations in form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

        (a) To furnish to you, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and, during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

        (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

        (c) If, during such period after the first date of the public offering of the Shares, as in the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

        (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc., (the "NASD").

        (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending June 30, 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

        (f) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders, and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

        (g) The Company will apply the proceeds from the sale of the Shares in the manner set forth under in "Use of Proceeds" in the Prospectus.

        (h) The Company will use its best efforts to obtain and maintain in effect the quotation of the Shares on the Nasdaq National Market and will take all necessary steps to cause the Shares to be included on the Nasdaq National Market as promptly as practicable and to maintain such inclusion for a period of three years after the date hereof or until such earlier date as the Shares shall be listed for regular trading privileges on the Nasdaq National Market or another national securities exchange approved by you.

        (i) The Company will comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may from time to time be applicable to the Company.

        (j) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

        (k) Prior to the Closing Date or the Option Closing Date, as the case may be, the Company will not, directly or indirectly, issue any press release or other communication directly or indirectly and will not hold any press conference with respect to the Company, or its financial condition, results of operations, business, properties, assets or prospects, or this offering, without your prior written consent.

        (l) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

        (m) The Company hereby agrees: (i) to issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-up Agreement, and (ii) upon written request of Morgan Stanley, to release from the Lock-up Agreements those shares of Common Stock held by those holders set forth in such request. In addition, except with the prior written consent of Morgan Stanley, the Company hereby agrees (i) not to amend or terminate, or waive any right under, any Lock-up Agreement or take any other action that would directly or indirectly have the same effect as an amendment or termination, or waiver of any right under, any Lock-up Agreement that would permit any holder of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, make any short sale of, grant any option, right, or warrant for the purchase of, enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of Common Stock, or otherwise transfer or dispose of, directly or indirectly, any of such shares of Common Stock or other securities prior to the expiration of 180 days after the date of the Prospectus, (ii) not to release any such stop-transfer instruction as described in clause (ii) above prior to the expiration of 180 days after the date of the Prospectus, and (iii) not to consent to any sale, short sale, grant of an option for the purchase of, or other disposition or transfer of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, subject to a Lock-up Agreement.

        (n) The Company will place a restrictive legend on any shares of Common Stock acquired pursuant to the exercise, after the date hereof and prior to the expiration of the 180-day period after the date of the initial public offering of the Shares, of any option granted under the 1998 Stock Plan or pursuant to the exercise of any warrant, which legend shall restrict the transfer of such shares prior to the expiration of such 180-day period. In addition, the Company hereby agrees that, without the prior written consent of Morgan Stanley, it will not release any stockholder, option holder or warrant holder from the market standoff provision imposed by the Company pursuant to the terms of the 1998 Stock Plan, or earlier than 180 days after the date of the initial public offering of the Shares.

        (o) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretive Material 2110-1 on free riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

        (p) To pay fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

        (q) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     7. Expenses. Whether or not the transactions contemplated by this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, all expenses incident to (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, 8 entitled "Indemnity and Contribution", and the last paragraph of 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they make.

8.  Indemnity and Contribution.

        (a) The Company agrees to indemnify and hold harmless each Underwriter and Discover Brokerage Direct Inc. ("Discover") and each person, if any, who controls any Underwriter or Discover within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any Underwriter or Discover, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter or Discover furnished to the Company in writing by such Underwriter or Discover through you expressly for use therein.

        (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriters, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

        (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by

Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a) hereof, and by the Company, in the case of parties indemnified pursuant to
Section 8(b) hereof. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

        (d) To the extent the indemnification provided for in Section 8(a) or 8(b) hereof is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

        (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

        (f) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your sole judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(iv), such event, singly or together with any other such event, makes it, in your sole judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     10.  Directed Share Program Indemnification.

          (a) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

          (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any other the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (I) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

          (c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


          (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 10(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Morgan Stanley Entity at law or in equity.

          (e) The indemnity and contribution provisions contained in this
Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and the arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                    Very truly yours,

                                    CHEMDEX CORPORATION


                                    By:
                                       --------------------------------------
                                       David Perry
                                       President and Chief Executive Officer

Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
BancBoston Robertson Stephens Inc.
Volpe Brown Whelan & Company, LLC

Acting severally on behalf of themselves and the several Underwriters named
 Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated


By:
   ---------------------------------------
   William R. Salisbury
   Principal

                                   SCHEDULE I


             Name                                 Number of Firm Shares
             ----                                 ---------------------
Morgan Stanley & Co. Incorporated

BancBoston Robertson Stephens Inc.

Volpe Brown Whelan & Company, LLC